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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 5, 2005

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                           METRETEK TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

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          DELAWARE                       0-19793                84-11698358
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)

                         303 EAST 17TH AVENUE, SUITE 660
                             DENVER, COLORADO 80203
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (303) 785-8080

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS.

         On August 5, 2005, Metretek Technologies, Inc., a Delaware corporation (the "Company"), received notice that the American Stock Exchange (the "Amex") has approved the Company's application for the listing of its shares of Common Stock, par value $.01 per share ("Common Stock"). This approval is contingent upon the Company being in compliance with all applicable listing standards on the date it beings trading on the Amex, and may be rescinded if the Company is not in compliance with such standards. The Company anticipates that its Common Stock will begin trading on the Amex on Wednesday, August 10, 2005 under the new trading symbol MEK.

         On August 8, 2005, the Company issued a press release announcing that its Common Stock has been approved for listing on the Amex. A copy of the Company's press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS

             99.1 Press Release of Metretek Technologies, Inc., dated August 8, 2005, announcing that its Common Stock has been approved for listing on the American Stock Exchange.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          METRETEK TECHNOLOGIES, INC.

Dated:     August 8, 2005                By: /s/ W. Phillip Marcum
                                              ---------------------------------
                                          W. Phillip Marcum
                                          President and Chief Executive Officer


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